Exhibit 10.44

LEASE AGREEMENT

(Triple Net)

THIS TRIPLE NET LEASE AGREEMENT (the “Lease”), dated this 29th day of March, 2016, is made and entered into by the City of Murfreesboro, a Tennessee municipal corporation (the “City”), and Franklin Synergy Bank, a Tennessee state banking corporation (the “Tenant”).

RECITALS

A. Pursuant to a Purchase and Sale Agreement dated contemporaneous with the Lease, Tenant has sold the Premises (as defined below) to the City.

B. Tenant desires to lease back the Premises from the City for a period of time.

C. The City desires to lease the Premises to Tenant for the period and under the terms stated.

AGREEMENT

In consideration of the mutual promises and representations set forth in this Lease, the City and Tenant agree as follows:

1.	Premises and Common Areas

1.1	Leased Premises. The City leases to Tenant and Tenant leases from the City the following (the “Premises”):

Approximately 1.87 acres designated by the Rutherford County Assessor as Parcels 8 and 9 of Map 91, Group G, including all Buildings (as defined below) and parking facilities.

1.2	Buildings. The Premises include all buildings located on the Premises, which are currently in use by Tenant, which have the addresses:

Building 1: 1 East College Street

Building 2: 123 E College Street.

2.

Term. The City will let and Tenant will accept and rent the Premises in accordance with the terms of this Lease from the date hereof (the “Commencement Date”) until June 30, 2017 (the “Expiration Date”), unless earlier terminated as set forth herein (the “Lease Term”). Tenant shall have the right to terminate this Lease prior to the expiration of the Lease Term by written notice to Landlord delivered at least thirty (30) days prior to the termination date specified in such notice.

3.	Rent

3.1

Rent. Tenant must pay monthly rent in advance, without deduction, setoff, prior notice, or demand, to the City on the first day of each month in the amount of $9,172 per month throughout the Lease Term beginning on the Commencement Date. The first and last month’s rent will be paid pro-rata based on the number of days from the Commencement Date until the end of the first month or from the first day of the month to the Expiration Date.

3.2

Assessments. Tenant must pay to the City, in addition to and simultaneously with any other amounts payable to the City under this Lease, a sum equal to the aggregate of any municipal, county, state, or federal excise, sales, use, or transaction privilege taxes now or hereafter legally levied or imposed against, or on account of, any or all amounts payable under this Lease by Tenant or the receipt thereof by the City (except state, federal or any other income taxes, gift taxes, inheritance taxes and estate taxes imposed or levied against the City). Tenant must pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment, and personal property placed on the Premises by Tenant. If any or all of Tenant’s fixtures, furnishings, equipment, or personal property is assessed and taxed with any assessments or taxes paid by the City, Tenant must reimburse the City for such taxes within 10 days after delivery to Tenant by the City of a statement in writing setting forth the amount of such taxes applicable to the Tenant’s property.

3.3	Independent Obligations. Tenant’s obligation to pay the Rent and Assessments are independent of any other term, covenant, condition, or provision herein contained.

4.	Payment of Rent

4.1

Recipient. Tenant must pay Rent and all other charges herein specified to the City at the address set forth herein or to another person and at another address as the City from time to time designates in writing.

4.2

Late Charges. Rent or other charges payable by Tenant to the City under the terms of this Lease that are not received within ten days after the date due (the “Delinquency Date”) will automatically (and without notice) incur a one-time late charge of 5% of the delinquent amount.

a.	The parties acknowledge that this is a reasonable fee to compensate the City for its additional costs to process delinquencies, and is not a penalty.

b.	Further, any Rent or other charges payable by Tenant to the City and not paid prior to the Delinquency Date will bear interest from the Delinquency Date at the “Delinquency Interest Rate.”

c.

As used in this Lease, the term “Delinquency Interest Rate” means the lesser of (i) 4% points over the interest rate publicly announced as prime rate from time to time by the federal reserve bank (if such term is no longer utilized, the interest rate utilized by banking institutions to replace the prime rate), or (ii) the maximum interest rate allowed by law.

4.3

Rights and Remedies. The City’s right to receive, and the receipt or acceptance thereof, late charges or interest for delinquent amounts does not limit or restrict the City’s other rights and remedies.

a.

The City’s acceptance of partial payments of amounts due, or payments without inclusion of late charges or interest does not limit, restrict, or waive the City’s right to collect the full amounts due and all accrued late charges and interest; nor is any endorsement or statement on any check or on any letter accompanying any check or payment as Rent an accord and satisfaction.

b.	The City may accept such check or payment without prejudice to the City’s right to recover the balance of any unpaid or owing Rent or to pursue any other remedy set forth in this Lease.

c.

Receipt of a check does not constitute payment unless the check is honored by the bank upon which it is drawn, and late charges and interest will accrue from the original due date if a check is dishonored.

d.

No receipt of money by the City from Tenant after the termination of this Lease, after the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Premises, reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

5.	Utilities

5.1

Tenant must pay, prior to delinquency, all charges for gas, heating and cooling, electricity, power, telephone service, trash removal, and all other services or utilities used in, upon, or about the Premises by Tenant or any of Tenant’s subtenants, licensees, or concessionaires during the Lease Term.

5.2

Except to the extent of the City’s negligence or willful misconduct, the City is not liable for damages nor will rent or other charges abate in the event of any failure or interruption of any utility or service supplied to the Premises or Building by a utility or municipality, and no such failure or interruption entitles Tenant to terminate this Lease.

6.

Condition of the Premises. Tenant accepts Premises “as is” and the City makes warranties with respect to condition or use of the Premises. The parties acknowledge that the Buildings are intended to be demolished, thus Tenant is not required to surrender the Premises in any specific condition and may surrender the Premises “as is” provided Tenant has not created any situation that would constitute a threat to public health or safety nor introduced any hazardous materials to the site during the Term.

7.	Tenant Improvements and Alterations

7.1	Term and Conditions. Tenant will undertake any alteration or modification of the Premises Tenant believes necessary with the prior approval of the City as set forth below (the “Tenant Improvements”).

7.2

Approval. Prior to commencing any work to the Premises that will exceed $10,000 or will affect the structural elements of the Building, Tenant must first obtain the written consent of the City to the proposed work, by submitting to the City for the City’s approval: (i) complete plans and specifications for the proposed work (which consent will not be unreasonably withheld); (ii) the name of the proposed architect and/or contractor(s) for such alterations and/or improvements; (iii) the materials to be used in connection with such alterations, including, without limitation, paint, carpeting, wall or window coverings and the use of carpet glues and other chemicals for installation of such materials; and (iv) evidence of Tenant’s financial ability to complete the construction.

a.	Submissions to the City must be made at least ten (10) days prior to the commencement of any such construction in the Premises.

b.

Following the completion of such Tenant Improvements, Tenant may place partitions and fixtures and may make improvements and other alterations to the interior of the Premises at Tenant’s expense, but Tenant must never do any structural work or work that affects the structural integrity of the Building without the further written approval of the City.

c.	Approval by the City under this provision does not obviate the requirements for permits prior to contraction or for required inspections during the course of construction.

7.3

City Supervision. The City may require that any Tenant Improvements be subject to the supervision of the City or its designee and the City may require that the work be done by the City’s own employees, its construction contractors, or under the City’s direction, but at the expense of Tenant; and the City may, as a condition to consenting to such work, require that Tenant provide financial security adequate in the City’s judgment so that the improvements or other alterations to the Premises will be completed in a good, workmanlike and lien free manner.

7.4	Tenant’s Architect and Contractor

a.

In the event the City consents to the use by Tenant of its own architect or contractor for the installation of any such alterations or improvements, prior to the commencement of such work, Tenant must provide the City with evidence that Tenant’s architect or contractor has procured worker’s compensation, liability and property damage insurance (naming the City as an additional insured) in a form and in an amount approved by the City, and evidence that Tenant’s architect or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities.

b.

Tenant acknowledges and agrees that any review by the City of Tenant’s plans and specifications or right of approval exercised by the City with respect to Tenant’s architect or contractor is for the City’s benefit only and the City does, by virtue of such review or right of approval, make any representation, warranty or acknowledgment to Tenant or to any other person or entity as to the adequacy of Tenant’s plans and specifications or as to the ability, capability or reputation of Tenant’s architect or contractor.

7.5	Transfer of Ownership. All Tenant Improvements upon completion become the property of the City.

8.	Fixtures; Personal Property; and Surrender of Premises

8.1

All fixtures and furniture remain the property of Tenant and may be removed by Tenant not later than ten (10) days following the Expiration Date or the earlier termination of the Lease Term or Tenant’s right to possession. Tenant shall not be obligated to repair any damage to the Buildings caused by Tenant’s removal of such property.

a.

If Tenant fails to remove its personal property, trade fixtures, and moveable furniture within ten (10) days following the Expiration Date or the earlier termination of the Lease Term or Tenant’s right to possession, the same will be deemed abandoned and become the property of the City.

b.

Notwithstanding the foregoing, at any time during the Lease Term or thereafter the City may require Tenant to remove any personal property placed in the Premises by Tenant or by others at Tenant’s direction or with Tenant’s actual or implied consent, if the same is dangerous, illegal, or actually or potentially an environmental hazard, and repair any damage caused thereby.

8.2

Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and the City reserves the right to require permits before allowing any such property to be moved into or out of the Building.

9.	Liens

9.1

Tenant must keep the Premises, the Building and the Land free from any liens arising out of work performed, material furnished, or obligations incurred due to Tenant’s actions, the actions of Tenant’s Permittees or contractors, or the failure of Tenant to comply with any law excluding, however, security interests in Tenant’s personal property.

9.2

In the event any such lien does attach against the Premises, Building, or Land, and Tenant does not discharge the lien or post bond (which under law would prevent foreclosure or execution under the lien) within 10 business days after demand by the City, such event will be a default by Tenant under this Lease and, in addition to the City’s other rights and remedies, the City may take any action necessary to discharge the lien.

9.3

Tenant must pay the City upon demand all costs or expenses (including reasonable attorney’s fees and costs, whether or not suit be instituted) incurred by the City by reason of attachment or discharge of such lien and indemnify, defend and hold the City harmless for, from and against any and all liability, claims, or losses arising out of attachment of such lien.

10.	Use of Premises; Rules and Regulations

10.1	Designated Use. Tenant may use and occupy the Premises for retail banking, lending, and attendant services.

10.2	Requirements. Tenant agrees to:

a.

Comply with all statutes, ordinances, rules, regulations, and orders of all municipal, state, and federal authorities now in force or which may hereafter be in force to the extent applicable to Tenant’s particular manner of use of the Premises, and to not use or permit the Premises to be used in whole or in part for any purpose or use in violation of any of said laws, ordinances, rules and regulations;

b.

Keep the Premises in a neat, sanitary, and orderly condition, free of debris, and not deposit or allow its permittees to deposit trash, waste, or debris within Common Areas except within designated areas; provided that upon termination of the Lease, Tenant shall not be obligated to clean the Premises (except for the removal of any Hazardous Materials brought into the Premises by Tenant or its permittees);

c.

Not engage, or allow its permittees to engage, in any activity that has the likelihood of causing a cancellation of any insurance policy or permit to remain in or about any such area any item that may be prohibited by standard form fire insurance policies;

d.

Not use, or allow its permittees to use, the Premises or Buildings for any offensive, noisy, or dangerous trade, business, or occupation, or anything against public policy, or interfere with the business of or disturb the quiet enjoyment of any other tenant in the Building or Land;

e.	Not use, or allow its permittees to use, the exterior of the roof or walls of the Premises or the Building for any purpose;

f.	Not display anything in any windows without prior written consent of the City;

g.

Not use, generate, manufacture, transport to or from, store, or dispose of, in, under, or about the Premises, the Building, or the Land any Hazardous Materials. For purposes of this Lease, “Hazardous Materials” includes, but is not limited to: (i) flammable, explosive, or radioactive materials, hazardous wastes, toxic substances, or related materials; (ii) all substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “hazardous chemical substances or mixtures” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq., as amended by Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. § 1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; (iii) those substances listed as hazardous substances in the United States Department of Transportation Table (49 CFR 172. 10 and amendments thereto) or by the Environmental Protection Agency (or any successor agent) (40 CFR Part 302 and amendments thereto); and (iv) any material, waste, or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to § 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to the Clean Water Act (33 U.S.C. § 1317).

10.3

Indemnification. Except when caused or contributed to (whether directly or indirectly) by the acts, omissions or negligence of the City or its agents, contractors, subcontractors, employees or invitees, Tenant is solely responsible for, and must indemnify, defend and hold harmless the City, its elected officials, directors, officers, employees, agents, successors, and assigns for, from and against, any loss, damage, cost, expense, or liability directly or indirectly arising out of or attributable to Tenant’s and Tenant’s Permittees use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under, or about the Premises, the Building or the Land, including without limitation: (i) all foreseeable consequential damages; (ii) the costs of any required or necessary repairs, cleanup or detoxification of the Premises, the Building, or the Land, and the preparation and implementation of any closure, remedial, or other required plans; and (iii) all reasonable costs and expenses incurred by the City in connection with clauses (i) and (ii) of this section, including but not limited to reasonable attorneys’ fees. Notwithstanding the foregoing, Tenant may use in the Premises those Hazardous Materials that arc customarily used for general office purposes (i.e., copier toner, liquid paper, glue, ink, and the City approved cleaning solvents)

10.4	Survival. Tenant’s obligations hereunder survive the termination or earlier expiration of this Lease.

11.

Signs. With the exception of existing signage, Tenant may not erect or place any sign, lettering, design, banner, decoration, exterior lighting or other advertising device or material either outside the Premise, or inside the Premises if visible from outside the Premises, without the prior written approval of the City. Any signs of Tenant not in conformity with this Lease and any signs remaining at the end of the Lease Term must, upon the City’s demand, be immediately removed by Tenant at its expense, and Tenant must promptly repair any damage to the Premises resulting from such removal.

12.

Quiet Enjoyment. The City agrees that, upon Tenant’s paying Rent and other charges, and keeping and performing all of the terms, conditions, covenants, and provisions of this Lease, the City will do nothing that will prevent Tenant from peaceably and quietly enjoying, holding, and occupying the Premises during the Lease Term. This covenant does not extend to any disturbance, act, or condition brought about by any other tenant or occupant in the Building and is subject to the rights of the City set forth in this Lease.

13.	Maintenance and Repair

13.1

City’s Obligation. The City has no obligation to repair, maintain, alter, remodel, improve, renovate, decorate, or paint the Premises at any time during the Lease Term. Tenant waives all rights to make repairs at the expense of the City.

13.2

Tenant’s Obligations. Tenant must perform all maintenance or make all repairs necessary to assure that the Premises meet the needs of Tenant to continue operations in the Premise. Tenant’s obligation to pay rent is separate from the condition or available use of the Premises and Tenant hereby waives all claims against the City or setoff of rent related in any way to the condition of the Premises.

14.	Entry and Inspection

14.1

Upon no less than 24 hours’ prior written notice, the City and the City’s agents will have the right to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same; posting notices of non-liability for alterations, additions, or repairs, or of the availability of the Premises for lease or sale; or showing the Premises to potential tenants or purchasers.

14.2

The City actions under this section will create no claim of actual or constructive eviction, abatement of rent, and will create no liability on the part of the City for any claim related to the loss of occupation or quiet enjoyment of the Premises, except to the extent of the City’s negligence or willful misconduct.

15.	Insurance and Indemnification of City

15.1	Tenant’s Required Insurance. Tenant will maintain in full force and effect during the entire term of this Lease, at its own cost and expense, the following policies of insurance:

a.

Commercial General Liability Insurance and Umbrella Liability Insurance in an amount not less than $1,000,000 each occurrence and $2,000,000 aggregate. This policy will provide coverage for bodily injury, property damage, advertising, personal injury, premises, operations, independent contractors, products completed operations, fire legal, and liability assumed under an insured contract both oral and written.

b.

Commercial Automobile Insurance and Umbrella Liability Insurance in an amount equal to that currently maintained by Tenant, but not less than $1,000,000 per accident. Such insurance will cover liability arising out of any auto (including owned, hired and non-owned autos) used in connection with Tenant’s use of the Premises.

c.

Workers’ Compensation Insurance and Employers’ Liability Insurance as required by law and in full compliance with the provisions of the Tennessee Worker’s Compensation Law as amended, and Employer’s Liability Insurance in an amount not less than $500,000.

d.

Commercial Property Insurance covering the Premises including fixtures, inventory, equipment, Tenant improvements and betterments and all other content of the Premises and (if any, such as installed by or for Tenant) all mechanical, plumbing, heating, ventilating, air conditioning, and electrical. The policy must include coverage for the following: vandalism, malicious mischief, sprinkler leakage. Such insurance will provide for 100% of the full replacement cost. Any coinsurance requirement in the policy will be eliminated through the attachment of an agreed amount endorsement, or as is otherwise appropriate under the particular policy form. The proceeds of such insurance, so long as this Lease remains in effect, will be used to repair and/or replace the Premises, and the Leasehold Improvements, fixtures, glass, equipment, mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities so insured.

e.

Any other forms of insurance the City may reasonably require from time to time, in form and amounts and for insurance risks against which a prudent Tenant of comparable size in a comparable business would protect itself.

15.2	Review of Insurance. Intentionally Omitted.

15.3

Waiver of Subrogation. The City and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or covered by insurance required to be maintained, respectively, by the parties under this Lease, regardless of the cause of the damage or loss. Each party must secure from its insurer proof that its respective insurer honors this provision.

15.4

Form of Insurance. All insurance required to be carried by Tenant hereunder must: (i) be issued by insurance carriers authorized to conduct business in the State of Tennessee and with an A.M. Best’s guide rating of no less than A; (ii) be written as primary insurance and non-contributory over any insurance purchased by the City; (iii) contain a provision whereby each insurer agrees to give the City at least 30-day prior written notice of any cancellation; (iv) be written on an Occurrence basis; any policies underwritten as claims-made basis will not satisfy the insurance requirements outlined above; (v) not be modified to reduce the extent of coverage or limits required herein without prior written notice to the City; (vi) with respect to Commercial General Liability, Commercial Automobile Liability and Umbrella Liability policies, ensure that the City be added by endorsement as additional insureds to the policies; (vii) provide evidence of Commercial Property Insurance and of all other insurance as well as certificates and appropriate endorsements to the City five days prior to occupancy, and evidence of renewal will be provided to the City no less than fifteen business days prior to expiration.

15.5

Failure to Maintain, Failure to Provide. If Tenant fails to acquire and maintain the insurance required pursuant to this section, the City may but is not obligated to, and in addition to any other rights and remedies available to the City, acquire such insurance and pay the requisite premiums, which premiums will be payable by Tenant to the City immediately upon demand. The City’s failure, at any time, to object to Tenant’s failure to provide the specified insurance or written evidence thereof (either as to the type or amount of such insurance) will not be deemed a waiver of Tenant’s obligations under this section.

15.6

Blanket Insurance. Tenant may, at its option, satisfy its insurance obligations hereunder by obtaining insurance commonly known as blanket insurance coverage, provided that the same will, in all respects, comply with the provision hereof; and, in such event, Tenant will not have complied with its obligation hereunder until Tenant obtains and delivers to the City a certificate of insurance with appropriate endorsements, or upon the City’s request, a copy of the required policy with appropriate endorsement.

16.	Indemnification and Waiver

16.1

Except to the extent of the City’s negligence or willful misconduct, Tenant will indemnify, defend and hold the City harmless from and against any and all claims, suits, actions, proceedings, liability, damages, costs or expenses, including reasonable attorneys’ and experts’ fees and court costs arising (i) from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, employees, guests, invitees, or visitors in or about the Premises, (ii) from Tenant’s particular use, maintenance, and repair of the Premises; (iii) from any breach or default under this Lease by Tenant, or (iv) from or relating to the enforcement by the City of the provision of this Lease as against Tenant.

16.2

Except when caused or contributed to (whether directly or indirectly) by the acts, omissions or negligence of Tenant, its agents, contractors, subcontractors, employees or invitees, the City will indemnify, protect and hold Tenant harmless within the limitation of the City’s liability under Tennessee law, for, from and against any liens, damages, losses, or liability claims or expenses (including reasonable attorneys’ fees) which result from any activities of the City, its agents, employees, or invitees on the Premises or which arise out of any breach of the City’s obligations, warranties and representations to Tenant as contained in this Lease.

16.3	The provisions of this section will survive the expiration or termination of this Lease.

17.

City’s Insurance. As secondary to Tenant’s required insurance, the City will maintain, at its discretion, a self-insured retention or comprehensive general public liability insurance against claims for personal injury, death, or property damage occurring on the Common Areas, fire and extended coverage (all risk) insurance on the Building and Parking Garage, and such other insurance as the City deems reasonably necessary.

18.	Damage and Destruction of Premises

18.1

Obligation to Repair. In the event of (i) fire or other casualty damage to the Premises or the Building during the Lease Term which requires repairs to either the Premises or the Building, or (ii) the Premises or Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason, which declaration requires repairs to either the Premises or the Building, this Lease will terminate.

18.2

Waiver of Cancellation. With respect to any destruction (including any destruction necessary in order to make repairs) which the City is obligated to repair or may elect to repair under the terms of this section, Tenant waives any statutory right Tenant may have to cancel this Lease as a result of such destruction and no such destruction will annul or void this Lease and the provisions of this section supersede the City’s obligations under this Agreement to make repairs.

18.3

Restoration of Rent. Unless the Lease is terminated under this section, upon substantial completion of the City’s restoration obligations, the Base Rent will be restored to the amounts that would have been in effect but for the damage or destruction.

19.

Eminent Domain. The City, as a municipal corporation and owner of the Building and Premises, and in addition to any remedy provided for in this Lease, hereby reserves its powers under eminent domain as they might relate to any of the property interests granted Tenant herein.

20.	Assignment and Subletting

20.1

City Approval. Tenant may not to transfer or assign this Lease, or any interest therein, and will not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, without the City’s prior written consent, which will not be unreasonably withheld.

20.2

Assignments Defined. For the purposes of this section, the City’s consent will not be required for Tenant to assign or sublet all or any portion of this Lease or the Premises to an affiliate, parent, or subsidiary, or to any successor by merger, acquisition or consolidation.

20.3

Additional Documents. If the City consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant’s interest under this Lease, Tenant will execute and deliver to the City, and cause the transferee to execute and deliver to the City, an instrument in the form and substance acceptable to the City in which: (i) the transferee adopts this Lease and assumes and agrees to Perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, (ii) Tenant acknowledges that it remains primarily liable for the payment of Rent and other obligations under this Lease, and (iii) the transferee agrees to use and occupy the Premises solely for the purposes specified herein and otherwise in strict accordance with this Lease.

20.4

Non-merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, will not work a merger, and will, at the option of the City, terminate all or any existing subleases, or may, at the option of the City, operate as an assignment to the City of any or all such subleases.

21.

Sale of Premises. In the event of any sale of the Building or the Land or any assignment of this Lease by the City (or a successor in title), if the assignee or purchaser assumes the obligations of the City herein in writing, the City (or such successor) will automatically be entirely freed and relieved of all liability under any and all of the City’s covenants and obligations contained in or derived from this Lease or arising out of any act, occurrence, or omission occurring after such sale or assignment; and the assignee or purchaser will be deemed, without any further agreement between the parties, to have assumed and agreed to carry out any and all of the covenants and obligations of the City under this Lease, and will be substituted as the City for all purposes from and after the sale or assignment.

22.	Subordination; Recognition and Attornment

22.1

Subordination. Tenant’s interest under this Lease is subordinate to all terms of, and all liens and interests arising under, any deed of trust, or mortgage or bond covenants now or hereafter placed on the City’s interest in the Premises, the Building, or the Land; provided that the holder of such indebtedness enters into a subordination, nondisturbance and attornment agreement with Tenant that is acceptable to Tenant, in its reasonable discretion..

22.2

Required Amendments. Tenant agrees to reasonable amendments to this Lease as may be required by a lender, bond trustee, or agent who proposes to fund construction or permanent financing provided the amendment does not increase Tenant’s monetary obligations under this Lease.

22.3	Assignment for Financing. Tenant further consents to an assignment of the City’s interest in this Lease to the City’s lender as required under such financing.

22.4

Further Documents. This section is self-operative; however, Tenant agrees to execute and deliver, if the City or any mortgagee, bonding agent, purchaser, or ground lessor should so request, such further instruments necessary to subordinate this Lease to a lien of any mortgage, deed of trust, or ground lease to acknowledge the consent to assignment and to affirm the attornment provisions set forth herein.

23.	City’s Default and Right to Cure

23.1

Notice of Claim of Default. In the event of breach, default, or noncompliance hereunder by the City, Tenant must, before exercising any right or remedy available to it, to give the City written notice of the claimed breach, default, or noncompliance which sets forth facts in sufficient detail for the City to assess and evaluate such claim.

23.2

Additional Notices. If prior to giving notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished financing that is secured by realty mortgage or deed of trust on the Premises or the Building or of a ground lessor, concurrently with giving the notice to the City, Tenant agrees to also give notice by certified or registered mail to such lender and/or ground lessor.

23.3

City’s Right to Cure. For the 30 days following such notice (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be remedied within 30 days), the City will have the right to cure the breach, default, or noncompliance involved. If the City has failed to cure a default within said period, any such lender and/or ground lessor will have an additional 30 days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such 30-day period said lender and/or ground lessor has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclosure or otherwise exercise its rights under its mortgage or other security instrument or ground lease, if necessary to effect such cure), in which event this Lease will not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender and/or ground lessor.

24.	Estoppel Certificates

24.1

Tenant agrees at any time and upon request by the City, to execute, acknowledge, and deliver to the City within 15 calendar days of demand by the City a statement in writing certifying: (i) Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications); (ii) Dates to which Rent and other charges have been paid in advance, if any; (iii) Tenant’s acceptance and possession of the Premises; (iv) Commencement and Expiration Dates; (v) Base Rent provided under the Lease; (vi) the City is not in default under this Lease (or if Tenant claims such default, the nature thereof); (vii) Tenant claims no offsets against the Rent, and (viii) Such other information as may be requested with respect to the provisions of this Lease or the tenancy created by this Lease.

24.2	Tenant acknowledges that any such statement delivered pursuant to this section may be relied upon by third parties with regard to the sale or financing of the Premises or the Building.

25.	Tenant’s Default and City’s Remedies

25.1	Events of Default. Any of the following individually or in combination will constitute a default by Tenant under this Lease (“Event of Default”):

a.	Tenant’s failure to pay any amount due and payable hereunder within 10 days after written notice of failure to pay on its due date has been received by Tenant;

b.

Tenant’s failure to perform any other covenants or obligations to be performed by Tenant under this Lease and such failure will continue for 30 days after notice thereof from the City to Tenant, or such longer period of time as may reasonably be required to cure a matter which due to its nature cannot reasonably be cured within 30 days:

c.

A petition or proceeding under the Federal Bankruptcy Act or any other applicable state or federal law relating to bankruptcy or reorganization or other relief for debtors is filed or commenced by or against Tenant and, if against Tenant, said proceedings will not be dismissed within 10 days following commencement thereof;

d.	Tenant is adjudged insolvent, makes an assignment for the benefit of its creditors or enters into an arrangement with its creditors;

e.	A writ of attachment or execution is levied on the leasehold estate hereby created and is not released or satisfied within 10 days thereafter; or

f.

A receiver is appointed in any proceeding or action to which Tenant is a party with authority to take possession or control of the Premises or the business conducted thereon by Tenant and such receiver is not discharged within a period of ten (10) days after his appointment; or

g.	Tenant abandons the Premises (abandonment will be presumed if the Premises are not occupied by at least two employees of Tenant four days a week, six hours a day).

25.2	City Rights. Upon the occurrence of an Event of Default, the City will have the right and option to:

a.

Prosecute and maintain an action or actions, as often as the City deems advisable, for collection of Rent, other charges, and damages as the same accrue, without entering into possession and without terminating this Lease; however, and judgment obtained will constitute a merger or otherwise bar prosecution of subsequent actions for Rent, other charges, and damages as they accrue.

b.

Immediately or at any time thereafter reenter and take possession of the Premises and remove Tenant or Tenant’s Permittees and any or all of their property from the Premises. Reentry and removal may be effected by summary proceedings or any other action or proceedings at law, by force or otherwise. No action taken, commenced, or prosecuted by the City, no execution on any judgment and no act or forbearance on the part of the City in taking or accepting possession of the Premises will be construed as an election to terminate this Lease unless the City expressly exercises this option. Upon taking possession of the Premises, the City will without termination of this Lease, exercise commercially reasonable efforts to relet the Premises or any part thereof as agent for Tenant for such rental terms and conditions (which may be for a term extending beyond the Lease Term) as the City, in its reasonable discretion, may deem advisable, with the right to make alterations and repairs to said Premises required for reletting. The rents received by the City from such reletting will be applied first to the payment of any costs of reletting, second to the payment of Rent and other charges due and unpaid hereunder, and then any residue amounts will be held by the City and applied in payment of future Rent and other charges as the same may become due and payable hereunder. If the rents received from such reletting during any month are insufficient to reimburse the City for any costs of reletting or Rent and other charges due and payable hereunder, Tenant will pay any deficiency to the City, with the deficiency calculated and paid monthly. Notwithstanding any such reletting without termination, the City may at any time thereafter elect to terminate this Lease for such previous breach.

c.

Elect to terminate this Lease by written notice to Tenant. In the event of such termination, Tenant will immediately surrender possession of the Premises. If Tenant fails or refuses to surrender the Premises, the City may take possession thereof. Should the City terminate this Lease, Tenant will have no further interest in this Lease or in the Premises, and the City may recover from Tenant all damages it may incur by reason of Tenant’s default, including the cost of reletting the Premises, and the value at the time of such termination of the excess, if any, of the amount of Rent and charges equivalent to rent reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term, all of which amounts will be immediately due and payable at the City’s election from Tenant to the City.

25.3

Non-Surrender; Non-Termination. No act or conduct of the City, whether consisting of reentry, taking possession, or reletting the Premises or accepting the keys to the Premises, or otherwise, prior to the expiration of the Lease Term will be or constitute an acceptance of the surrender of the Premises by the City or an election to terminate this Lease unless the City exercises its option to do so and such acceptance or election by the City will only be effected, and must be evidenced, by written acknowledgement of acceptance of surrender or notice of election to terminate signed by the City.

25.4

City’s Self-help. In the event Tenant is due to render performance in accordance with any term, condition, covenant, or provision of this Lease and Tenant fails to render that performance within 10 days after written notification from the City that the performance is past due, in accordance with the notice provision hereof or immediately if required for protection of the Premises, the City will have the right, but not the obligation, to render such performance and to charge all costs and expense incurred in connection therewith to Tenant. All amounts so charged together with interest thereon at the Delinquency Interest Rate will be considered Additional Rent and will be due and payable immediately to The City within 10 business days after presentation of a statement to Tenant indicating the amount and nature of such cost or expense. This right is in addition to all of the City’s other rights and remedies.

25.5

Non-exclusivity. No remedy herein conferred upon the City will be considered exclusive of any other remedy, but the same will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. The City may exercise its remedies in any order or combination selected by the City in its sole discretion. No delay or omission of the City to exercise any right or power arising from any default will impair any such right or power, or will be construed to be a waiver of any such default or acquiescence therein.

26.

City’s Default. Notwithstanding anything in this Lease to the contrary, Tenant agrees to look solely to the estate and property of the City in the Land and the Building (including all rent, profits and proceeds therefrom), subject to prior rights of any mortgagee of the Land and Building or any bond convent incorporating mention of the Land or Building, or any part thereof either, for the collection of any judgment (or other Judicial process) requiring the payment of money by the City in the event of any default or breach by the City under this Lease. Tenant agrees that it is prohibited from using any other procedures for the satisfaction of Tenants’ remedies. Neither the City nor any of its elected officials, officers, directors, employees, heirs, successors, or assigns, will have any personal liability of any kind or nature, directly or indirectly, under or in connection with this Lease.

27.

Notices. Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand will be in writing and will be given or served and will not duly given or served unless it is in writing and either (i) delivered personally, (ii) deposited with the United States Postal Service, as registered or certified mail, return receipt requested, bearing adequate postage, or (iii) sent by overnight express courier (including, without limitation, Federal Express, DHL Worldwide Express, Airborne Express, United States Postal Service Express Mail) with a request that the addressee sign a receipt evidencing delivery; and addressed to the party as listed below:

If to the City:	City Manager
City of Murfreesboro
111 West Vine Street
Murfreesboro, TN 37129

with a copy to:	City Attorney
City of Murfreesboro
111 West Vine Street
Murfreesboro, TN 37129

If to Tenant:	Franklin Synergy
722 Columbia Avenue
Franklin, TN 37064
Attention: Sally Kimble, EVP and CFO

Either party may change such address by written notice to the other. Service of any notice or demand will be deemed completed 48 hours after deposit thereof, if deposited with the United States Postal Service, or upon receipt if delivered by overnight courier or in person.

28.

Broker’s Commissions. Each party represents and warrants to the other that it has not engaged any party to act as a real estate agent or real estate broker in any manner with respect to the Tenant’s lease of the Premises and that no person is due any brokerage commissions or finder’s fees in connection with this Lease. Each party will indemnify, defend and hold the other harmless for, from and against all liabilities arising from any such claims, including any attorneys’ fees incurred by reason of the breach of the foregoing representation.

29.	General Provisions

29.1	This Lease is construed in accordance with the laws of the State of Tennessee, and venue for resolution of any dispute arising under this Lease lies exclusively in Rutherford County, Tennessee.

29.2

If any term, condition, covenant, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, conditions, covenants, and provisions hereof will remain in full force and effect and will in no way be affected, impaired, or invalidated.

29.3	Time is of the essence of this Lease.

29.4

In the event either party initiates legal proceedings (including arbitration or alternative dispute resolution) or retains an attorney to enforce any right or obligation under this Lease or to obtain relief for the breach of any covenant hereof, the party ultimately prevailing in such proceedings or the non-defaulting party will be entitled to recover all costs and reasonable attorney fees, and in the event of legal proceedings the same will be determined by the court and not by a jury and will be included in any judgment or award obtained.

29.5

If the City is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, Tenant will indemnify, defend and hold the City harmless for, from and against all liability by reason thereof, including the City’s reasonable costs and attorney fees.

29.6	This Lease sets forth all the terms, conditions, covenants, provisions, promises, agreements, and undertakings, either oral or written, between the City and Tenant.

29.7	No subsequent alteration, amendment, change, or addition to this Lease is binding upon the City or Tenant unless reduced to writing and signed by both parties.

29.8

Subject to the Assignment and Subletting section, the covenants herein contained will apply to and bind the heirs, successors, executors, personal representatives, legal representatives, administrators, and assigns of all the parties hereto.

29.9

No term, condition, covenant, or provision of this Lease will be waived except by written waiver of the City, and the forbearance or indulgence by the City in any regard whatsoever will not constitute a waiver of the term, condition, covenant, or provision to be performed by Tenant to which the same will apply. Until complete performance by Tenant of such term, condition, covenant, or provision, the City will be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by the City of any breach or term, condition, covenant, or provision hereof will apply to and be limited to the specific instance involved and will not apply to any other instance or to any subsequent breach of the same or any other term, condition, covenant, or provision hereof.

Acceptance of Rent by the City during a period in which Tenant is in default in any respect other than payment of Rent will not be a waiver of the other default. Any payment made in arrears will be credited to the oldest amount outstanding and no contrary application will waive this right.

29.10

Every term, condition, covenant, and provision of this Lease, having been negotiated in detail and at length by both parties, will be construed simply according to its fair meaning and not strictly for or against the City or Tenant.

29.11

All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of this Lease will survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Rent and other charges, and all obligations concerning the condition of the Premises.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

TENANT:

Franklin Synergy Bank

By:	/s/ Lee Moss
Its:	President

CITY:

City of Murfreesboro

/s/ Shane McFarland
Shane McFarland, Mayor

Approved as to form:

/s/ Craig D. Tindall
Craig D. Tindall, City Attorney